Exhibit 99.1

Crossroads Systems Reports First Quarter Results; Company Re-Aligns Work Force To Allocate Resources To Current Strategy

    AUSTIN, Texas--(BUSINESS WIRE)--March 10, 2005--Crossroads Systems, Inc. (NASDAQ:CRDS), a leading provider of connectivity for storage networking solutions, today reported results for its fiscal first quarter ended January 31, 2005 (Q1'05).
    Revenue totaled $4.7M for Q1'05 compared to $6.6M in the fiscal fourth quarter ended October 31, 2004 (Q4'04) and $7.1M in the fiscal first quarter ended January 31, 2004 (Q1'04). The primary factor affecting the decrease in revenue in Q1'05 compared with Q4'04 was a lack of IP license revenue. The decline in revenue in Q1'05 compared with Q1'04 was due primarily to an overall decline in OEM revenue. Gross margin percentage was 65% for Q1'05, compared to 73% for Q4'04, and 65% for Q1'04. The consistency in gross margin percentages for Q1'05 and Q1'04 reflects the impact of the royalty model, as well a favorable product mix in Q1'04. Gross margin for Q4'04 was positively impacted by IP licensing and HP royalty business. Net loss for Q1'05 was $3.0M, or $0.12 per share, compared to $2.5M net loss, or $0.10 per share in Q4'04, and net loss of $1.0M, or $.04 per share, in Q1'04.
    In December 2003, Crossroads entered into a strategic relationship with NexQL Corporation, a development stage company, for the joint development of hardware accelerated data management solutions. FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51," and the revised interpretations, require consolidation by business enterprises of Variable Interest Entities, as defined by FIN 46. As a result, the operating results of NexQL were accounted for under the equity method in Q1'04, and the company began consolidating the statements of operations and cash flows of NexQL beginning May 1, 2004, such that Q4'04 and Q1'05 reflect the consolidated operations and cash flows of NexQL. The consolidation of NexQL had a direct impact on Crossroads' net loss for Q4'04 and Q1'05. Net operating expenses attributable to NexQL for Q1'05 was $0.7M, compared with $1.0M in Q4'04, and $0.3M in Q1'04.
    "Despite significant progress in executing our long-term strategy, our first quarter results were below expectations, primarily due to continued weakness in our distribution channel, as well as weakness in a portion of our OEM business," said Rob Sims, president and chief executive officer, Crossroads Systems.
    In addition, Crossroads announced that it will reduce its current workforce to streamline operations and re-align resources with the company's current strategy in targeted growth areas. The workforce reduction will result in an elimination of approximately 23 jobs out of a current workforce of approximately 115 employees. The company will recognize a charge in its second fiscal quarter as a result of this restructuring plan. Crossroads management will announce details of the restructuring plan during its fiscal first quarter financial results call on March 10.
    "We greatly appreciate the contribution of our colleagues affected by this action," said Sims. "As we move forward, we believe that the re-alignment will allow us to better focus our resources on several promising opportunities relating to our core business and new products while reducing our cash consumption."

    Recent Operational Highlights:

    --  Crossroads Announces Data Mover Appliance for SAN Backup
        Solutions: Crossroads announced the DataMover 240f Appliance that will complement Information Lifecycle Management (ILM) storage strategies through a range of advanced features supporting automation of policy-based storage management, enterprise class performance, and system monitoring of hosts, drives, and media for improved utilization and management of storage resources. The DataMover 240f will work with leading data protection applications for Fibre Channel Storage Area Network (SAN) backup solutions.

    --  Crossroads Announces Strongbox(TM) Family of Network Solutions
        Appliances: Crossroads announced its StrongBox(TM) family of network-based appliances to help IT organizations address requirements for secure, compliant, managed solutions for their database and application resources.

    -- Crossroads Appoints Chief Technology Officer: Crossroads appointed David Boles as its chief technology officer (CTO) in January 2005. Mr. Boles will be directly responsible for driving Crossroads vision for its Intelligence At the Edge strategy to deliver versatile, high performance, low latency solutions for improved utilization and management of storage and database resources.

    Conference Call

    The conference call will be held at 3:30pm CST (4:30pm EST) March 10th. Interested parties can listen to the call by dialing 1-866-459-7779 (or 1-678-460-1867 for international callers).
    An audio-only replay of the call will be available by March 10th for a limited time by calling 1-866-453-6660 (or 1-678-460-1860 for international callers) and using playback reference number 157813. An audio replay will be available for a limited time by visiting the Crossroads web site.

    About Crossroads Systems, Inc.

    With headquarters in Austin, Texas, Crossroads Systems (Nasdaq:CRDS) is a leading global provider of data routing solutions for Storage Area Networks (SANs). Crossroads' solutions serve the growing storage connectivity and data storage markets, and are designed to help companies store, manage and ensure the integrity and availability of their data. Crossroads' products are in solutions from companies such as EMC, HP and StorageTek, and are distributed through partners such as Bell Micro, DLT Solutions, Info-X, and Promark. Crossroads is a voting member of the Storage Networking Industry Association (SNIA) in both the United States and Europe. For more information about Crossroads Systems, please visit www.crossroads.com or call 800/643-7148.

    Forward-Looking Statements

    This release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "intend," "plan," "project," "will" and similar phrases as they relate to Crossroads are intended to identify such forward-looking statements. These statements reflect the current views and assumptions of Crossroads, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: the quarterly fluctuations of Crossroads' operating results and Crossroads' inability to accurately predict revenue and budget for expenses for future periods; the extent to which Crossroads can reduce its cash consumption and achieve positive cash flow; the company's ability to maintain its operating margins; the acceptance by our existing customers of any new family of products; the performance of NexQL with whom we are required to consolidate our financial statements; our ability to incorporate the assets of Teracruz that we recently acquired into our products and/or to develop new products based on Teracruz technology that achieve market acceptance; any general economic slowdown, including, in particular, related expense reductions by organizations affecting their IT spending and budget which could impact sales; the dependence of Crossroads' business on the storage area network market which has been declining and is unpredictable; the possibility that the pending stockholder class action lawsuits could result in an adverse outcome to the company; unforeseen changes in anticipated expenses or revenues; the continuation of Crossroads' successful relationships with its limited number of OEM customers; Crossroads' inability to protect its intellectual property rights; our ability to retain the services of key employees; as well as, other factors detailed in Crossroads' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on 10-Q. Crossroads expressly disclaims any obligation to release publicly any updates or revisions to the information contained in this press release or with respect to any future distribution of its stock by investors, or to update or revise any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.


              CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                            (In Thousands)


                                             October 31,  January 31,
                                                2004         2005
                                             ------------ ------------
                   ASSETS

Current assets:
  Cash, cash equivalents and short-term
   investments                                   $28,537      $25,540
  Accounts receivable, net                         2,581        2,523
  Inventories, net                                 1,160        1,239
  Prepaids and other current assets                  669          762
                                             ------------ ------------

    Total current assets                          32,947       30,064

Property and equipment, net                        2,909        2,697
Intangible                                           809          742
Other assets                                         104           70
                                             ------------ ------------

    Total assets                                 $36,769      $33,573
                                             ============ ============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                $1,901       $1,725
  Accrued expenses                                 3,432        3,193
  Accrued warranty costs                             508          463
  Deferred revenue                                 1,262        1,300
                                             ------------ ------------

    Total current liabilities                      7,103        6,681

Stockholders' equity                              29,666       26,892
                                             ------------ ------------

    Total liabilities and stockholders'
     equity                                      $36,769      $33,573
                                             ============ ============

              CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
           (In Thousands, Except Share and Per Share Data)


                        Three Months Ended      Three Months Ended
                      ----------------------- -----------------------
                      January 31, January 31, October 31, January 31,
                         2004        2005        2004        2005
                      ----------- ----------- ----------- -----------
Revenue:
  Product                 $4,941      $2,520      $2,485      $2,520
  Royalty and other        2,184       2,171       4,117       2,171
                      ----------- ----------- ----------- -----------

    Total revenue          7,125       4,691       6,602       4,691

Cost of revenue:
  Product                  2,479       1,612       1,366       1,612
  Royalty and other           36          35         436          35
                      ----------- ----------- ----------- -----------

     Total cost of
      revenue              2,515       1,647       1,802       1,647
                      ----------- ----------- ----------- -----------

Gross profit               4,610       3,044       4,800       3,044
                      ----------- ----------- ----------- -----------

Operating expenses:
  Sales and marketing      1,140         910       1,058         910
  Research and
   development             3,021       4,038       3,893       4,038
  General and
   administrative          1,382       1,304       1,584       1,304
  NexQL research and
   development               270           -           -           -
  Litigation
   settlement                  -           -       1,000           -
  Business
   restructuring
   expense                   (52)        (92)       (119)        (92)
  Amortization of
   intangibles                 -          67           -          67
                      ----------- ----------- ----------- -----------

     Total operating
      expenses             5,761       6,227       7,416       6,227
                      ----------- ----------- ----------- -----------

Loss from operations      (1,151)     (3,183)     (2,616)     (3,183)

  Other income, net          121         153         148         153
                      ----------- ----------- ----------- -----------

Net loss                 $(1,030)    $(3,030)    $(2,468)    $(3,030)
                      =========== =========== =========== ===========

Basic and diluted net
 loss per share            (0.04)      (0.12)      (0.10)      (0.12)

Shares used in
 computing basic and
 diluted net loss per
 share                24,699,222  25,708,764  25,437,968  25,708,764
                      =========== =========== =========== ===========


    CONTACT: Crossroads Systems, Inc., Austin
             Valerie Savage, 512-928-6897 or 800-643-7148
             info@crossroads.com